To:  Cunningham Graphics International, Inc.
     629 Grove Street
     Jersey City, New Jersey 07310

     The undersigned hereby consents to being identified in the Registration Statement on Form S-1 to be filed by Cunningham Graphics International, Inc. ("CGII") with the Securities and Exchange Commission as a person designated to be a director of CGII following the effective date of the Registration Statement.

                                                              /s/ Arnold Spinner
                                                              ------------------
                                                                  Arnold Spinner